Exhibit 99.1

Dream Finders Homes Acquires the Assets of Crescent Homes

Jacksonville, FL. — February 2, 2024 — Dream Finders Homes, Inc. (the “Company”, “Dream Finders Homes”, “Dream Finders” or “DFH”) (NYSE: DFH) announced today that it has acquired the core homebuilding assets of privately held homebuilder, Crescent Ventures, LLC (“Crescent Homes” or “Crescent”).

The acquisition will meaningfully enhance Dream Finders’ geographic footprint and allow the Company to expand into the markets of Charleston and Greenville, South Carolina, and Nashville, Tennessee. Assets acquired include 457 homesites in varying stages of construction, a sales order backlog of approximately 460 homes with a value in excess of $265 million, and approximately 6,200 lots under control.

Patrick Zalupski, Dream Finders’ Chairman and CEO, said, “We are excited about this acquisition and our partnership with Crescent’s founder and CEO, Ted Terry, and the Crescent Homes team. We are impressed by Ted’s vision and his ability to deliver high-quality homes with exemplary craftsmanship over the past 15 years, growing from their headquarters in Charleston to the equally desirable housing markets of Greenville and Nashville. Our access to capital and efficient operations will enable Crescent to grow faster and achieve significant scale in each market. This transaction enhances our geographic reach and strategically diversifies our operations into three new metropolitan areas. We are looking forward to welcoming the Crescent team to the Dream Finders family!”

Ted Terry, Crescent Homes’ Founder and CEO, said, “Our partnership with Dream Finders Homes will allow the Crescent Homes Team to build upon an already successful track record and provide us with a tremendous platform for growth. I am truly excited to join forces with a team who is so closely aligned with our core values, operating philosophy and commitment to professional growth and development. With Dream Finders’ access to the public capital markets, diverse operational expertise, and history of successful homebuilder integration, we are confident that we will be able to achieve superior operational performance and take the company to new heights.”

Crescent Homes was founded in 2009 by Ted Terry and builds single-family homes in the South Carolina markets of Charleston and Greenville, and in Nashville, Tennessee. Since inception, Crescent has closed approximately 5,000 homes. Crescent serves entry-level, as well as first and second-time move-up homebuyers with price points starting in the low-$300,000s, and has over 25 active selling communities.

DFH funded the transaction with cash on hand and borrowings under its existing senior unsecured revolving credit facility. Simultaneously with the acquisition closing, DFH paid off Crescent’s vertical lines of credit associated with the assets acquired.

About Dream Finders Homes, Inc.

Dream Finders Homes (NYSE: DFH) is a homebuilder based in Jacksonville, FL. Dream Finders Homes builds single-family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, North Carolina, South Carolina, Georgia, Tennessee, Colorado, and the Washington, D.C. metropolitan area, which comprises Northern Virginia and Maryland. Through its financial services joint ventures, DFH also provides mortgage financing and title services to homebuyers. Dream Finders Homes achieves its industry-leading growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” under the federal securities laws. These forward-looking statements are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. These forward-looking statements regarding future events include, but are not limited to, the expected timetable, and our ability, to close and fund the Crescent acquisition, the number of homes and finished lots to be acquired at closing, the number of selling communities at and after closing, capital investment in new markets, standing in the South Carolina and Tennessee markets, expectations for employees, the ability to integrate the Crescent acquisition and to achieve the expected operational and financial benefit of such acquisition and the timing of such benefits; and market conditions and possible or assumed future results of operations, including statements regarding the Company’s strategies and expectations as they relate to market opportunities and growth. All forward-looking statements are based on Dream Finders Homes’ beliefs as well as assumptions made by and information currently available to Dream Finders Homes. These statements reflect Dream Finders Homes’ current views with respect to future events and are subject to various risks, uncertainties, and assumptions. These risks, uncertainties and assumptions are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.

Contacts:

Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com